OFFICESUITES AT AIRPORT SQUARE

LICENCE AGREEMENT - PRIVATE OFFICE

BETWEEN:  OFFICESUITES AT AIRPORT SQUARE
              (The “Licensor”)  OF THE FIRST PART

    AND:      NORTHERN STAR DISTRIBUTORS LTD.
                    (The “Licensee”)  OF THE SECOND PART

The Licensor hereby agrees to rent to the Licensee, (One year/Month to Month), office space # 1106 (the premises) at # 1100-1200 West 73rd Avenue, Vancouver, B.C., at a rate of $500.00 per month. The term of this agreement shall commence October 1st, 2005 to September 30th, 2006. Beyond the above term and subject to item 15 in Schedule “B”, this agreement may be terminated by either party providing 60 days written notice thereof to the other party, with the license fee due and payable on the first day of each month including the last month of this license.

Receipt is hereby acknowledged for the sum of $500.00 security deposit which will be refunded upon termination of this license and full payment of all outstanding accounts, including any damage to the Premises (Item 19, Schedule “B”), and $650.00 which is payable for the license period commencing October 1st, 2005.

This License includes:

-	Complimentary telephone answering services for up to two people per office on one line per office.
-	Complimentary reception services.
-	Complimentary coffee and tea services.
-	Two desks
-	Two guest chairs
-	One file cabinet
-	Two executive chairs
-	Ten hours complimentary in Boardroom/Meeting Room per month.
-	One complimentary telephone set.
-	Use of on site Fitness Centre (subject to head lease terms, and building rules and regulations, which may change without notice)
-	One voice mail

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-	One time phone line installation fee- $110.00. Additional phone/fax lines installed for $100.00 each.
-	One OfficeSuites at Airport Square phone line @ $40.00/month/each (includes voicemail box).
-	Phone book directory listing and 411 listing (monthly) $4.25.
-	Photocopies at 15¢ a copy
-	Faxing at 90¢ a page
-	Secretarial services $30/hour
-	One half-duplex twenty meg internet connection at $50.00/month

The Licensee shall pay any GST and the additional charges set out in SCHEDULE “A” and the “RATE SCHEDULE” attached hereto.

All payment due under this License shall be made payable to OfficeSuites at Airport Square.

All charges for additional office services shall be paid within 5 days of billing or further services may be refused. The license fee is due on the first day of each month and 5 days default shall constitute surrender of the Premises by the Licensee without notice. In event of default, the entire balance of the license feel due to the end of the contract period shall become immediately due and payable, and any security deposit held shall be forfeited and the Licensor may without notice or delay enter and take possession of the Premises at such time without prejudice to the Licensor’s other rights and recourse, the balance due to the remaining portion of the license, shall become due and owing to the Licensor as liquidated damages.

All invoices are due and payable upon receipt. A service charge may be billed at 2% per month on overdue accounts. The Licensee agrees to these terms.

The Licensee agrees to be bound by all Rules and Regulations as set out in SCHEDULE “B” attached hereto. The singular where used herein shall include the plural where applicable. Time shall be of the essence.

Dated this 26th day of September, 2005.

NAME OF COMPANY   OFFICESUITES AT AIRPORT SQUARE

/s/ Zuber Jamal                /s/ Noreen Angus
_________________________            __________________________________
ZUBER JAMAL                       BRIAN BONNEY/ NOREEN ANGUS

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SCHEDULE “A”

1.	Sales Tax

“Sales Tax” shall mean any and all taxes, fees, levies, charges, assessments, rates, duties and excises (whether characterized as sales taxes, purchase tax, value-added taxes, goods and services taxes or which the Licensor is liable to pay) and which are levied, rated or assessed on the act of entering into this License or otherwise on account of this License, on the use of the occupancy of the Premises or any portion thereof, on the license fee payable under this License or any portion thereof or in connection with the business or licensing the Premises or any portion thereof, but excluding the Licensee’s taxes and also excluding income tax under Part 1 of the Income Tax Act of Canada as amended from time to time.

2.	The Licensee hereby acknowledges receipt of:

0 Building access card(s)        #____  Name: ______________________
#____  Name: ______________________

2 Office Key(s)

1 Mail box key(s) to Mail box #___________

Access code to
- Photocopiers/fax   # _________

- Bell long distance  # _________

Failure to surrender the building access card(s) and office keys upon termination of license services shall result in the Licensee forfeiting $100.00 of his/her security deposit.

Dated this 26th day of September, 2005.

Licensee:

/s/ Zuber Jamal
Per:__________________

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SCHEDULE “B”
RULES AND REGULATIONS

The Licensee agrees to conduct only lawful activities permitted by all government agencies in Canada and British Columbia. Furthermore, the Licensee agrees:

1.
That there is no relationship existing other than licensor and licensee. The Licensee agrees and acknowledges that the Licensor’s liability is limited to the cost of services provided and, without restricting the generality of the foregoing, the Licensor shall not be responsible for any business loss or property damage resulting from fire, power failure, ruptured pipes, water damage of any kind or failure in the heat and air conditioning systems;

2.	All insurance requirements (which must meet the Licensor’s requirements from time to time) and business licenses of the Licensee are to be the responsibility of the Licensee;

3.
The Licensee shall contract with OfficeSuites at Airport Square for telephone installation, and pay all charges arising there from; to take advantage of our switchboard services. Fax lines can be contracted with us or a provider of your choice.

4.	Should the Licensee use a common line from the Licensor , they will be responsible for all long distance and other charges which they may incur, including directory assistance charges;

5.	The Licensee shall indemnify and save harmless the Licensor from all claims whatsoever damages arising out the Licensee’s use of the Premises;

6.	The Licensee shall operate its business in conformity with all Municipal, Provincial, and Federal laws and regulations;

7.	The Licensee shall be responsible for all damage to the Licensor’s property through negligence and agrees to pay for the cost of repairing same.

8.	No pets are permitted in the Premises;

9.	No cooking or creation of odors or aromas;

10.	No residential use of the Premises;

11.	No copies of keys shall be made without written permission of Licensor and all keys and access cards shall be returned on termination of this license or a charge of $100.00 shall be due;

12.	No signs or other materials shall be attached to window or doors;

13.	Licensees are not permitted to smoke in the premises, including common hall ways, corridors, or stairwells. Smoking is permitted only outside.

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14.	LICESEES ARE RESPONSIBLE FOR THE COSTS OF DAMAGES AND/OR MODIFICATIONS TO THEIR PREMISES INCLUDING DAMAGE TO WALLS, CARPETS, FURNITURE, EQUIPMENT AND HVAC.

15.
If the Licensee surrenders the Premises for any reason within the first (3) months of a month to month or term license an additional fee of $300.00 shall be assessed as liquidated damages and not as a penalty.

16.	This license in non-assignable and non-transferable and the Licensee shall not permit occupation of the Premises by any other third party.

17.
Licensee is not to operate or allow to operate a business office on the Premises during the Term and any renewal term, for the purpose of competition with the Licensor and not to sublet to any such business.

18.	Excessive noise levels (including voice or electronically produced) resulting in repeated co-tenant complaints could result in license termination.

19.	“Damage to Premises” could mean any of the following:

-	Painting walls and/or trim- Re-keying of lock(s)
-	Painting of door(s)- Ceiling tile repair
-	Repair to walls and/or trim- Blinds repair and/or cleaning
-	Repair to door(s)- Communications jack repair
-	Cleaning- Electrical jack repair
-	Carpet repair and/or cleaning- Overhead light fixture repair
-	Furniture repair and/or cleaning- Phone cleaning and/or repair
-	Phone cord replacement- Removal of building directory sign in building lobby

20.	The Licensee agrees to pay or perform painting and/or carpet cleaning to bring the office back to original condition.

21.
QUIET ENJOYMENT: Tenants, tenant’s guests and/or associates and/or clients shall not be permitted to disturb other tenants due to loud noise or voice(s), use of profanity or any other conduct that could be considered disruptive to a regular professional business atmosphere. This clause is intended to ensure quite enjoyment of the premises by all tenants.

22.
ADDITIONS: Arising from any government statute or law, implemented in the province of British Columbia, from time to time as the need arises, the Licensor may add and/or update Schedule “B” Rules and Regulation. Upon doing so, with reasonable cause, these additions and changes will form part of the original contract as if they were in existence when the License was signed. Both the Licensee and Licensor will be bound by and must adhere to the Rules and Regulations.

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